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                                                                  EXHIBIT 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Parker Drilling Company on Form S-8 (File No. _______) of our report dated October 18, 1994, on our audits of the consolidated financial statements and financial statement schedules of Parker Drilling Company and Subsidiaries as of August 31, 1994 and 1993 and for the years ended August 31, 1994, 1993 and 1992, which report is included in the Annual Report on Form 10-K for the year ended August 31, 1994, which is incorporated herein.




                         /s/ COOPERS & LYBRAND L.L.P.

                         COOPERS & LYBRAND L.L.P.


Tulsa, Oklahoma
January 17, 1994
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